UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 13, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Central European Media Enterprises Ltd. (the “Company”) is furnishing certain financial information in respect of CET 21 spol. s r.o., the Company’s wholly owned subsidiary. CET 21 spol. s r.o. operates broadcasting and production businesses of the Company in the Czech Republic and the Slovak Republic in presentations. Such financial information is furnished in Exhibit 99.1 hereto.

The information furnished under this Item 7.01 “Regulation FD Disclosure” and the related exhibits furnished under Item 9.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Information

On August 13, 2012, the Company issued a news release announcing the plans of CET 21 spol. s r.o. to make a private placement of senior notes in the aggregate principal amount of Euro 70.0 million (approximately US$85.8 million). A copy of the press release is filed in Exhibit 99.2 hereto.

Item 9.01- Financial Statements and Exhibits

(d)	Exhibits.

99.1	Unaudited Consolidated Financial Statements of CET 21 spol. s r.o. for the three months ended March 31, 2012.

99.2	Press release of Central European Media Enterprises Ltd. dated August 13, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: August 13, 2012	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer